UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 30, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On September 30, 2011, Nuance Communications, Inc. (“Nuance”) acquired all of the outstanding capital stock of Loquendo S.p.A. (“Loquendo”) pursuant to a Share Purchase Agreement, as amended (the “Purchase Agreement”) by and among Nuance, Nuance Communications Ireland Limited (a wholly-owned subsidiary of Nuance) and Telecom Italia S.p.A. The aggregate consideration payable to Telecom Italia S.p.A consisted of €53 million, which was paid in cash at the closing. The Purchase Agreement will be filed as an exhibit to Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information
(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: October 6, 2011	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer